      As filed with the Securities and Exchange Commission on March 9, 1998
                                                 Registration No. 333-__________

________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                            _________________________

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ________________________

                                TALX CORPORATION
               (Exact name of issuer as specified in its charter)

                                    Missouri
         (State or other jurisdiction of incorporation or organization)

                                   43-0988805
                    (Federal Employer Identification Number)

                                1850 Borman Court
                            St. Louis, Missouri 63146
                    (Address of principal executive offices)

                                TALX CORPORATION
                      OUTSIDE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the Plan)

                               William W. Canfield
                             Chairman, President and
                             Chief Executive Officer
                                TALX Corporation
                                1850 Borman Court
                            St. Louis, Missouri 63146
                     (Name and Address of Agent for Service)

                                 (314) 434-0046
          (Telephone number, including area code, of Agent for Service)

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                        Amount         Proposed Maximum    Proposed Maximum         Amount of
      Title of Securities                to be          Offering Price    Aggregate Offering      Registration
        to be Registered              Registered           Per Share          Price (1)                Fee
================================= ==================== ================== =================== ======================
Common Stock, $.01 par value (2)        80,000                (3)              $411,125               $122
================================= ==================== ================== =================== ======================

     (1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share represents the weighted average exercise price of current outstanding options under the Outside Directors' Stock Option Plan and the average of the high and low prices of the Common Stock on March 4, 1998, as reported by The Nasdaq National Market, for the shares reserved for issuance under the remaining options under such plan.

     (2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

     (3)  Omitted pursuant to Rule 457(o) under the Securities Act of 1933.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference as of their respective dates of filing:

         (a) Registrant's Annual Report on Form 10-K for the year ended March 31, 1997 (File No. 000-21465);

         (b) Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 (File No. 000-21465);
and
         (c) The description of the registrant's common stock which is contained in the Registration Statement on Form 8-A (File No. 000-21465) dated and filed on October 2, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or suspended for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by Item 202 of Regulation S-K is not required.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of February 16, 1998, Walter L. Metcalfe, Jr., a partner of Bryan Cave LLP beneficially owned 199,987 shares of Common Stock and is Assistant Secretary of the Company and its subsidiaries.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court.

         Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding, and if such action, suit or proceeding is one for which the corporation may indemnify him under
Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either (i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         The Restated Articles of Incorporation of the Company contain provisions indemnifying its directors and officers to the extent authorized specifically by Sections 351.355(1), (2), (3) and (7).

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         Reference is made to the Exhibit Index.

         ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended ("Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri, on the 9th day of March, 1998.


                                                 TALX CORPORATION


                                                 By /s/ William W. Canfield
                                                    ----------------------------
                                                     William W. Canfield
                                                     Chairman, President
                                                     and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Name                                                Title                                            Date
--------------------------------                     -----------------------------------          ----------------------------
/s/ William W. Canfield                              Chairman, President,                                 March 9, 1998
------------------------------------                 Chief Executive Officer  and Director
William W. Canfield                                  (Principal Executive Officer)


/s/ Richard F. Ford                                  Director                                             March 9, 1998
------------------------------------
Richard F. Ford


/s/ Craig E. LaBarge                                 Director                                             March 9, 1998
------------------------------------
Craig E. LaBarge


/s/ Eugene M. Toombs                                 Director                                             March 9, 1998
------------------------------------
Eugene M. Toombs


/s/ M. Steve Yoakum                                  Director                                             March 9, 1998
------------------------------------
M. Steve Yoakum


/s/ Craig N. Cohen                                   Chief Financial Officer                              March 9, 1998
------------------------------------                 (Principal Financial Officer and
Craig N. Cohen                                       Principal Accounting Officer)

                                  EXHIBIT INDEX


Exhibit
Number    Description
-------   -----------

 4.1 TALX Corporation Outside Directors' Stock Option Plan (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, as amended (No. 333-10969))

 4.2 Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended March 31, 1997 (No. 000-21465))

 4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1, as amended (No. 333-10969))

 5.1      Opinion of Bryan Cave LLP

 23.1     Consent of Bryan Cave LLP (Included in Exhibit 5.1)

 23.2     Consent of KPMG Peat Marwick LLP



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